Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form F-10 No. 333-254255) and Registration Statements (Form F-3 Nos. 333-288346, 333-289571 and 333-293236) of IM Cannabis Corp. and in the related prospectuses of our report dated March 30, 2026, with respect to the consolidated financial statements of IM Cannabis Corp. included in this Annual Report (Form 20-F) for the year ended December 31, 2025.

/s/KOST FORER GABBAY & KASIERER
A Member of Ernst & Young Global

Tel-Aviv, Israel
March 30, 2026